UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2023

S&W SEED COMPANY

(Exact name of registrant as specified in Its charter)

Nevada	001-34719	27-1275784
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2101 Ken Pratt Blvd, Suite 201 Longmont, CO	80501
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (720) 506-9191

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	SANW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 15, 2023, upon recommendation of the Nominating and Governance Committee of the Board of Directors (the "Board") of S&W Seed Company (the "Company"), the Board approved an increase in the size of the Board to six members and appointed Jeffrey Rona to fill the vacancy created by such increase, to serve as a director of the Company until the 2024 Annual Meeting of Stockholders, and until his successor is duly elected and qualified, or until his earlier death, resignation or removal. Mr. Rona was appointed as a member and chair of the Audit Committee of the Board and as a member of the Compensation Committee of the Board.

The Company will enter into its standard form of indemnification agreement for its directors with Mr. Rona. In addition, pursuant to the Company's non-employee director compensation policy, Mr. Rona will receive pro-rated cash and equity compensation measured as of the effective date of his appointment to the Board.

Mr. Rona has more than 30 years of experience as a Chief Business Officer, Chief Financial Officer, and investment banker. He is currently the Chief Business and Financial Officer of Ovid Therapeutics, a Nasdaq listed biopharmaceutical company. Prior to joining Ovid Therapeutics, he was the Western Region Managing Director for Danforth Advisors, a life science financial strategy consultancy. Prior to that, Mr. Rona held the titles of Chief Business Officer at GlobeImmune, Chief Financial Officer at AlgoRx Pharmaceuticals, and Director, Investment Banking at UBS. Over the span of his career, he has completed more than 50 transactions totaling $3.0 billion in deal value. Mr. Rona received his Bachelor of Science degree in accounting from Case Western Reserve University.

There is no arrangement or understanding between Mr. Rona and any other person pursuant to which Mr. Rona was appointed as a director. There are no transactions between the Company and Mr. Rona that would require disclosure under Item 404(a) of Regulation S-K.

On June 26, 2023, the Company disclosed on a Form 8-K that it was not in compliance with the audit committee requirements of Nasdaq Listing Rule 5605(c)(2)(A) as a result of the resignation of a director. With the appointment of Mr. Rona, the Company now complies with this rule.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

S&W SEED COMPANY

By:	/s/ Vanessa Baughman
Vanessa Baughman
Chief Financial Officer

Date: December 19, 2023